UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	36-3953261
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

2901 Butterfield Road
Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
6.95% Series B Cumulative Redeemable Preferred	New York Stock Exchange
Stock, $0.01 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-181164

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

Item 1.  Description of Registrant’s Securities to be Registered.

Inland Real Estate Corporation (the “Registrant”) hereby incorporates by reference herein the description of its 6.95% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, to be registered hereunder, set forth under the section entitled “Description of the Series B Preferred Stock” contained in the Registrant’s prospectus supplement, dated October 10, 2014, as filed with the Securities and Exchange Commission on October 14, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Prospectus”), dated October 12, 2012, included in the Registration Statement on Form S-3 (No. 333-181164) of the Registrant, as well as the related information under the heading “Description of Capital Stock — Preferred Stock” in the Prospectus.

Item 2.  Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description of Exhibit
3.1

Fifth Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013).

3.2†	Articles Supplementary to the Fifth Articles of Amendment and Restatement of the Registrant designating the 6.95% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.3

Amended and Restated Bylaws of the Registrant effective August 5, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013).

† Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 14, 2014	INLAND REAL ESTATE CORPORATION

	By:	/s/ Mark E. Zalatoris
	Name :	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1

Fifth Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013).

3.2†	Articles Supplementary to the Fifth Articles of Amendment and Restatement of the Registrant designating the 6.95% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.3

Amended and Restated Bylaws of the Registrant effective August 5, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 8, 2013).

† Filed herewith